WINDEMERE DEVELOPMENT, INC.

                               Table of Contents
                           December 31, 1997 and 1996
                                                                         Page
                                                                        Number
                                                                        ------
Certificate of Completeness                                                1
Independent Auditors' Report                                               2
Independent Auditors' Report on Internal Control                           3
Independent Auditors' Report on Compliance With Specific
 Requirements Applicable to Major HUD Programs                             6
Independent Auditors' Report on Compliance With Specific
 Requirements Applicable to Fair Housing and Non-Discrimination            8
Financial Statements:
 Balance Sheet                                                             9
 Statement of Income                                                       10
 Statement of Changes in Stockholders' Equity                              11
 Statement of Cash Flows                                                   12
Notes to Financial Statements                                              14


Supplementatry Information:
 Statement of Pofit and Loss - HUD-92410                                   19
 Computation of Surplus Cash, Distributions and
 Residual Receipts - HUD-93486                                             22
Statement of Changes in Fixed Assets                                       23
Statement of Receipts and Disbursements                                    24
Schedule of Findings and Questioned Costs                                  25
Other HUD Schedules                                                        26

                           WINDEMERE DEVELOPMENT, INC.
                           Certificate of Completeness
                            HUD Project No. 102-36628
                           December 31, 1997 and 1996

     I hereby certify that I have examined the accompanying financial statements and supplemental data of Windemere Development, Inc. and, to the best of my knowledge and belief, the same is complete and accurate.




/S/ JERRY A. GADDIS                                              3-10-98
----------------------------------                            ---------------
Management Agent,                                                      Date
Jerry A. Gaddis, President
Gaddis Properties, Inc.




/S/ JERRY A. GADDIS                                              3-10-98
----------------------------------                            ---------------
Jerry A. Gaddis, President                                             Date
Windemere Development, Inc.
48-0782170

                        PETERSON, PETERSON & GOSS, L.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                            417 North Topeka Avenue
                                 P.O. Box 1260
                           Wichita, Kansas 67201-1259       MEMBER OF THE
MARVIN W. NYE, C.P.A.        TELEPHONE 316-262-8371     AMERICAN INSTITUTE OF
RODNEY E. PETERSON, C.P.A.     FAX 316-262-5369     CERTIFIED PUBLIC ACCOUNTANTS
GREGORY B. SEVIER, C.P.A.    Email staff@ppglc.com
JOHN B. GOSS, C.P.A.
    ----------
ERNEST A. PETERSON, C.P.A.
MILFORD J. PETERSON, C.P.A.
HORTON E. GOSS, C.P.A.
  Consultants

                          INDEPENDENT AUDITORS' REPORT


Board of Directors
Windemere Development, Inc.
Wichita, Kansas


     We have audited the accompanying balance sheet of Windemere Development, Inc. (a subchapter S corporation), as of December 31, 1997 and 1996, and the related statements of income, changes in stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards and Government Auditing Standards, issued by the Comptroller General of the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Windemere Development, Inc. as of December 31, 1997 and 1996, and the results of its operations, changes in stockholders equity and cash flows for the years then ended in conformity with generally accepted accounting principles.

     In accordance with Government Auditing Standards and the Consolidated Audit Guide for Audits of HUD Programs issued by the U.S. Department of Housing and Urban Development, we have also issued a report dated February 16, 1998, on our consideration of Windemere Development, Inc.'s internal control structure and reports dated February 16, 1998 on its compliance with specific requirements applicable to major HUD programs and specific requirements applicable to Fair Housing and Non-Discrimination.

     Our audit was conducted for the purpose of forming an opinion on the financial statements taken as a whole. The supporting information included in the report (shown on pages 19 through 26) are presented for the purpose of additional analysis and are not a required part of the basic financial statements of Windemere Development, Inc. Such information has been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, is fairly presented in all material respects in relation to the financial statements taken as a whole.


                                   /s/ Peterson, Peterson & Goss, L.C.


February 16, 1998

                        PETERSON, PETERSON & GOSS, L.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                            417 North Topeka Avenue
                                 P.O. Box 1260
                           Wichita, Kansas 67201-1259       MEMBER OF THE
MARVIN W. NYE, C.P.A.        TELEPHONE 316-262-8371     AMERICAN INSTITUTE OF
RODNEY E. PETERSON, C.P.A.     FAX 316-262-5369     CERTIFIED PUBLIC ACCOUNTANTS
GREGORY B. SEVIER, C.P.A.    Email staff@ppglc.com
JOHN B. GOSS, C.P.A.
    ----------
ERNEST A. PETERSON, C.P.A.
MILFORD J. PETERSON, C.P.A.
HORTON E. GOSS, C.P.A.
  Consultants


                INDEPENDENT AUDITORS' REPORT ON INTERNAL CONTROL


Board of Directors
Windemere Development, Inc.
Wichita, Kansas


     We have audited the financial statements of Windemere Development, Inc. as of and for the year ended December 31, 1997, and have issued our report thereon dated February 16, 1998. We have also audited Windemere Development, Inc.'s compliance with requirements applicable to its major HUD-assisted programs and have issued our report thereon dated February 16, 1998.

     We conducted our audit in accordance with generally accepted auditing standards and Government Auditing Standards, issued by the Comptroller General of the United States and the Consolidated Audit Guide for Audits of HUD Programs (the "Guide"), issued by the U.S. Department of Housing and Urban Development, Office of The Inspector General in July, 1993. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement and about whether Windemere Development, Inc. complied with laws and regulations, noncompliance with which would be material to HUD-assisted programs.

     The management of the Company is responsible for establishing and maintaining an internal control structure. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of internal control structure policies and procedures. The objectives of an internal control structure are to provide management with reasonable, but not absolute, assurance that assets are safeguarded against loss from unauthorized use or disposition and that transactions are executed in accordance with management's authorization and recorded properly to permit the preparation of financial statements in accordance with generally accepted accounting principles and that HUD-assisted programs are managed in compliance with applicable laws and regulations. Because of inherent limitations in any internal control structure, errors, irregularities or instances of noncompliance may nevertheless occur and not be detected. Also, projections of any evaluation of the structure to future periods is subject to the risk that procedures may become inadequate because of changes in conditions or that the effectiveness of the design and operation of policies and procedures may deteriorate.

     In planning and performing our audit for the year ended December 31, 1997, we considered Windemere Development, Inc.'s internal control structure in order to determine our auditing procedures for the purpose of expressing our opinions on Windemere Development, Inc.'s basic financial statements and on its compliance with requirements applicable to major HUD-assisted programs and not to provide assurance on the internal control structure.

     For the purpose of this report, we have classified the significant internal control structure policies and procedures in the following categories:

     Accounting applications:
     1.   General ledger
     2.   Cash activities (receipts and disbursements)
     3.   Rents and charges

     Controls used in administering compliance with laws and regulations:
     1.   Reporting

     For all of the internal control structure categories listed above, we obtained an understanding of the design of relevant policies and procedures and determined whether they have been placed in operation and we assessed control risk.

     We performed tests of controls, as required by the "Guide", to evaluate the effectiveness of the design and operation of internal control structure policies and procedures that we considered relevant to preventing or detecting material noncompliance with specific requirements applicable to the Company's HUD-assisted programs. Our procedures were less in scope than would be necessary to render an opinion on internal control structure policy and procedures. Accordingly, we do not express such an opinion.

     We noted certain matters involving the internal control structure and its operations that we consider to be reportable conditions under standards established by the American Institute of Certified Public Accountants.
Reportable conditions involve matters coming to our attention relating to significant deficiencies in the design or operation of the internal control structure that, in our judgment, could adversely affect the organization's ability to record, process, summarize and report financial data consistent with management's assertions in the financial statements or to administer HUD-assisted programs, in accordance with applicable laws and regulations.

     A material weakness is a reportable condition in which the design or operation of the specific internal control structure elements does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements being audited or that noncompliance with laws and regulations that would be material to a HUD-assisted program may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.

     Our consideration of the internal control structure would not necessarily disclose all matters in the internal control structure that might be reportable conditions and, accordingly, would not necessarily disclose all reportable conditions that are also considered to be material weaknesses as defined above. However, we noted the following matters involving internal control and its operation that we consider to be material weaknesses as defined above. These conditions were considered in determining the nature, timing, and extent of the procedures to be performed in our audits of the financial statements of Windemere Development, Inc. and of its compliance with requirements applicable to its major programs for the year ended December 31, 1997, and this report does not affect our reports thereon dated February 16, 1998.

          Segregation of Duties - Proper internal control would have the preparation of checks and control over the reconciliation of accounting records performed by different employees. However, the inherent problems of justifying the cost of such a system when the work can be performed by one individual have to be addressed. Windemere Development, Inc. operates with one individual performing many, if not all, of these functions at all times. Therefore, from an internal control standpoint, this is a reportable condition, but one that is found in any small office situation.

     This report is intended for the information of the mortgagor, management and the Department of Housing and Urban Development. However, this report is a matter of public record and its distribution is not limited.


                                        /s/ Peterson, Peterson & Goss, L.C.


February 16, 1998

                        PETERSON, PETERSON & GOSS, L.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                            417 North Topeka Avenue
                                 P.O. Box 1260
                           Wichita, Kansas 67201-1259       MEMBER OF THE
MARVIN W. NYE, C.P.A.        TELEPHONE 316-262-8371     AMERICAN INSTITUTE OF
RODNEY E. PETERSON, C.P.A.     FAX 316-262-5369     CERTIFIED PUBLIC ACCOUNTANTS
GREGORY B. SEVIER, C.P.A.    Email staff@ppglc.com
JOHN B. GOSS, C.P.A.
    ----------
ERNEST A. PETERSON, C.P.A.
MILFORD J. PETERSON, C.P.A.
HORTON E. GOSS, C.P.A.
  Consultants

                 INDEPENDENT AUDITORS' REPORT ON COMPLIANCE WITH
             SPECIFIC REQUIREMENTS APPLICABLE TO MAJOR HUD PROGRAMS

Board of Directors
Windemere Development, Inc.
Wichita, Kansas


     We have audited the financial statements of Windemere Development, Inc. as of and for the year ended December 31, 1997, and have issued our report thereon dated February 16, 1998.

     We have also audited Windemere Development, Inc.'s compliance with the specific program requirements governing federal financial reports, mortgage status, replacement reserve, residual receipts, tenant security deposits, cash receipts and disbursements, distribution to owners, tenant applications, eligibility and recertification and management functions that are applicable to each of its major HUD-assisted programs for the year ended December 31, 1997. The management of the Company is responsible for compliance with those requirements. Our responsibility is to express an opinion on compliance with those requirements based on our audit.

     We conducted our audit of compliance with those requirements in accordance with generally accepted auditing standards, Government Auditing Standards, issued by the Comptroller General of the United States, and the Consolidated Audit Guide for Audits of HUD Programs (the "Guide"), issued by the U.S. Department of Housing and Urban Development, Office of Inspector General, in July, 1993. Those standards and the Guide require that we plan and perform the audit to obtain reasonable assurance about whether material noncompliance with the requirements referred to above occurred. An audit includes examining, on a test basis, evidence about the Company's compliance with those requirements. We believe that our audit provides a reasonable basis for our opinion.

     The results of our audit procedures concerning cash disbursements and management functions disclosed immaterial instances of noncompliance with the requirements referred to above, which are described in the accompanying schedule of findings and questioned costs. We considered these instances of noncompliance in forming our opinion on compliance, which is expressed in the following paragraph.

     In our opinion, Windemere Development, Inc. complied, in all material respects, with the requirements described above that are applicable to its major HUD-assisted programs for the year ended December 31, 1997.

     This report is intended for the information of the audit committee, management and the Department of Housing and Urban Development. However, this report is a matter of public record and its distribution is not limited.


                                   /s/ Peterson, Peterson & Goss, L.C.


February 16, 1998

                        PETERSON, PETERSON & GOSS, L.C.
                          CERTIFIED PUBLIC ACCOUNTANTS
                            417 North Topeka Avenue
                                 P.O. Box 1260
                           Wichita, Kansas 67201-1259       MEMBER OF THE
MARVIN W. NYE, C.P.A.        TELEPHONE 316-262-8371     AMERICAN INSTITUTE OF
RODNEY E. PETERSON, C.P.A.     FAX 316-262-5369     CERTIFIED PUBLIC ACCOUNTANTS
GREGORY B. SEVIER, C.P.A.    Email staff@ppglc.com
JOHN B. GOSS, C.P.A.
    ----------
ERNEST A. PETERSON, C.P.A.
MILFORD J. PETERSON, C.P.A.
HORTON E. GOSS, C.P.A.
  Consultants


      INDEPENDENT AUDITORS' REPORT ON COMPLIANCE WITH SPECIFIC REQUIREMENTS
                APPLICABLE TO FAIR HOUSING AND NON-DISCRIMINATION


Board of Directors
Windemere Development, Inc.
Wichita, Kansas


     We have audited the financial statements of Windemere Development, Inc. as of and for the year ended December 31, 1997, and have issued our report thereon dated February 16, 1998.

     We have also applied procedures to test Windemere Development, Inc.'s compliance with the Fair Housing and Non-Discrimination requirements applicable to its HUD assisted programs, for the year ended December 31, 1997.

     Our procedures were limited to the applicable compliance requirement described in the Consolidated Audit Guide for Audits of HUD Programs (the "Guide") issued by the U.S. Department of Housing and Urban Development, Office of Inspector General in July, 1993. Our procedures were substantially less in scope than an audit, the objective of which is the expression of an opinion on Windemere Development, Inc.'s compliance with the Fair Housing and Non-Discrimination requirements. Accordingly, we do not express such an opinion.

     The results of our tests disclosed no instances of noncompliance that are required to be reported herein under the Guide.

     This report is intended for the information of the audit committee, management and the Department of Housing and Urban Development. However, this report is a matter of public record and its distribution is not limited.


                                        /s/ Peterson, Peterson & Goss, L.C.


February 16, 1998

                           WINDMERE DEVELOPMENT, INC.
                                  Balance Sheet
                           December 31, 1997 and 1996


                                     Assets

                                                           1997             1996
                                                       -----------      -----------
Current assets:
  Petty cash (1110)                                    $       100      $      100
  Cash in bank and interest-bearing deposits (1120)        112,143           56,265
  Rent receivable (1130)                                     --               1,220
  Accounts receivable, related party (1140)                  4,348            2,459
                                                       -----------      -----------
          Total current assets                             116,591           60,044


Deposits held in trust - funded:

  Tenant security deposits - Note 3(1191)                   44,695           48,281

Restricted deposits and funded reserves:
  Mortgagee escrow deposits - Note 2 (1310)                 66,022           59,769
  Reserve for replacements - Note 4(1320)                   47,484          110,507
                                                       -----------      -----------
          Total deposits                                   113,506          170,276

Fixed assets-Note 5
  Land and special assessments 1410)                       727,549          718,633
  Buildings and improvements (1420)                      7,780,984        7,744,800
  Furniture and equipment (1450)                            62,127           57,814
                                                       -----------      -----------
                                                         8,570,660       8,52 1,247
  Less accumulated depreciation                          1,143,527          940,709
                                                       -----------      -----------
          Total fixed assets                             7,427,133        7,580,538
Other assets:
  Loan costs, net of aniortization of $79,377
  and $62,857                                              564,866          581,385
                                                       -----------      -----------
          Total                                        $ 8,266,791      $ 8,440,524
                                                       ===========      ===========


 See notes to financial statements


               Liabilities and Stockholders Equity

                                                           1997             1996
                                                       -----------      -----------
Current liabilities:
  Accounts payable, trade (2110)                       $     5,051      $     6,505
  Accrued management fee (2190)                             21,524           13,173
  Accrued interest payable - Note 5(2130)                  246,716          184,104
  Accrued real estate taxes - Note 6 (2150)                 50,825           51,531
  Accrued mortgage insurance (2190)                         29,691           29,846
  Mortgage payable, current portion (2320)                  44,937           41,485
  Rent deferred credits (2210)                               6,445              500
                                                       -----------      -----------
          Total current liabilities                        405,189          327,144


Deposit liabilities:
  Tenant security deposits - Note 3(2191)                   44,277           36,000

Long-term liabilities - Note 5:
  Mortgage payable (2320)                                7,915,895        7,957,379
  Less current portion                                      44,937           41,485
                                                       -----------      -----------
          Total long-term liabilities                    7,870,958        7,915,894

Stockholders equity (deficit):
Common stock, authorized 1,000 shares;
  issued - 1,000 shares                                      1,000            1,000
  Additional paid-in capital                               736,650          736,650
  Retained deficit                                        (791,283)        (576,164)
                                                       -----------      -----------
          Total stockholders equity (deficit) (3130)       (53,633)         161,486
                                                       -----------      -----------


          Total                                        $ 8,266,791      $ 8,440,524
                                                       ===========      ===========


                           WINDEMERE DEVELOPMENT, INC.
                               Statement of Income
                     Years Ended December 31, 1997 and 1996

                                                      1997              1996
                                                  -----------       -----------
Operating income:
     Rental                                       $ 1,455,851       $ 1,358,839

Operating expenses:
     Interest                                         763,208           769,333
     Mortgage insurance                                59,227            54,555
     Bank charges                                         146               361
     Property taxes                                    93,151            95,980
     Insurance                                         27,454            23,334
     Equipment leasing - Note 7                        14,499            19,407
     Management fees                                   87,351            81,419
     Salaries and wages                                88,002            64,524
     Contract labor                                        --             2,668
     Payroll taxes                                      5,586             4,817
     Utilities                                         72,092            67,944
     Professional fees                                 10,365            10,963
     Repairs and maintenance                          188,659           123,219
     Advertising                                       12,754            15,509
     Office supplies and postage                        9,472             7,526
     Donation                                             400                --
     Miscellaeous                                      13,998            12,039
     Depreciation and amortization                    219,337           219,538
                                                  -----------       -----------
          Total operating expenses                  1,665,701         1,573,136
                                                  -----------       -----------
          Loss from operations                       (209,850)         (214,297)


Other income:
     Interest                                           6,400             6,969
                                                  -----------       -----------
          Net Loss                                $  (203,450)      $  (207,328)
                                                  ===========       ===========


See notes to financial statements.

                           WINDEMERE DEVELOPMENT, INC.
                  Statement of Changes in Stockholders' Equity
                     Years Ended December 31, 1997 and 1996

                                                                  Additional
                                   Common          Paid-In         Retained
                                    Stock          Capital         Earnings         Total
                                  ---------       ---------       ---------       ---------
Balance at January 1, 1996        $   1,000       $ 736,650       $(360,690)      $ 376,960

Net loss                                                           (207,328)       (207,328)

Distributions                                                        (8,146)         (8,146)
                                  ---------       ---------       ---------       ---------

Balance at December 3l, 1996          1,000         736,650        (576,164)        161,486

Net loss                                                           (203,450)       (222,385)

Distributions                                                       (11,669)        (11,669)
                                  ---------       ---------       ---------       ---------
Balance at December 31, 1997      $   1,000       $ 736,560       $(791,283)      $ (72,568)
                                  =========       =========       =========       =========


See notes to financial statements.

                           WINDEMERE DEVELOPMENT, INC.
                             Statement of Cash Flows
                     Years Ended December 31, 1997 and 1996

                                                            1997              1996
                                                         -----------       -----------
Cash flows from operating activities:
     Rental receipts                                     $ 1,463,016       $ 1,356,994
     Interest receipts                                         6,400             6,969
                                                         -----------       -----------
                                                           1,469,416         1,363,963
     Administrative                                          (47,720)          (47,128)
     Management fees                                         (81,500)          (68,247)
     Utilities                                               (72,239)          (73,289)
     Salaries and wages                                      (88,002)          (64,752)
     Operating and maintenance                              (203,305)         (135,996)
     Real estate taxes and escrow deposits                   (99,638)          (88,695)
     Property insurance                                      (27,454)          (23,334)
     Miscellaneous taxes and insurance                        (6,021)           (5,007)
     Tenant security and other deposits                       11,863              (475)
     Interest on mortgage                                   (700,597)         (705,315)
     Mortgage insurance premium                              (59,382)          (59,692)
                                                         -----------       -----------
                                                          (1,373,995)       (1,271,930)
                                                         -----------       -----------
          Net cash provided by operating activities           95,421            92,033

Cash flows from investing activities:
     Purchase of furnishings and equipment                   (49,413)          (22,644)
     Deposits into reserve for replacement                   (32,925)          (33,970)
     Transfer to cash escrow                                  95,948            22,070
                                                         -----------       -----------
          Net cash provided by (used in)
              investing activities                            13,610           (34,544)


Cash flows from financing activities:
     Mortgage principal payments                             (41,484)          (38,298)
     Distribution to stockholder                             (11,669)           (8,146)
                                                         -----------       -----------
          Net cash used in financing activities              (53,153)          (46,444)
                                                         -----------       -----------
Net increase in cash and cash equivalents                     55,878            11,045

Cash and cash equivalents, beginning of year                  56,365            45,320
                                                         -----------       -----------

Cash and cash equivalents, end of year                   $   112,243       $    56,365
                                                         ===========       ===========

                           WINDEMERE DEVELOPMENT, INC.
                             Statement of Cash Flows
                     Years Ended December 31, 1997 and 1996

                                                             1997            1996
                                                           ---------       ---------
Cash flows from operating activities:
  Net loss                                                 $(203,450)      $(207,328)
     Adjustments to reconcile net income to net cash
       provided by operating activities:
     Depreciation and amortization                           219,337         219,538
     Decrease in rent receivable                               1,220             181
     Increase in accounts receivable, related party           (1,889)             --
    (Increase) decrease in cash restricted for tenant
      security deposits                                        3,586          (2,200)
     Increase in mortgagee escrow deposits                    (6,253)         (1,696)
     Increase (decrease) in accounts payable                  (1,454)          3,463
     Increase in accrued liabilities                          70,102          80,376
     Increase in tenant security deposits                      8,277           1,725
     Increase (decrease) in deferred revenue                   5,945          (2,026)
                                                           ---------       ---------


Net cash provided by operating activities                  $  95,421       $  92,033
                                                           =========       =========

See notes to financial statements.

                           WINDEMERE DEVELOPMENT, INC.
                          Notes to Financial Statements
                           December 31, 1997 and 1996

1.   Summary of Significant Accounting Policies

     Method of Accounting

          The Company maintains its books and records on the basis of accounting used for income tax purposes. This basis includes the use of cash basis accounting and Internal Revenue Service (IRS) depreciation lives and methods. The Company uses this basis because it is the most meaningful for the use of management in maintaining its operations. The Company has made the adjustments necessary to present these financial statements in accordance with generally accepted accounting principles.

     History and Business Activity

          Windemere Development, Inc. was founded in 1991 to develop and operate a 206-unit apartment complex in Wichita, Kansas, known as Windemere at Tallgrass.

          The apartments are located at 8220 East Oxford Circle, Wichita, Kansas 67226 and consist of one and two bedroom units.

     Property and Equipment

          Depreciation is computed by using the straight-line method over the following estimated useful lives:

               Buildings - 40 years
               Landscape improvements - 20 years
               Furniture and equipment - 10 years

          Expenditures for maintenance and repairs are charged to income as incurred. Expenditures which materially extended the useful lives of assets or increase their productivity are capitalized.

     Income Taxes

          An income tax provision has not been included in the financial statements since the income or loss of the Company is required to be reported by the shareholder on his respective income tax return.

     Cash and Cash Equivalents

          The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

                           WINDEMERE DEVELOPMENT, INC.
                          Notes to Financial Statements
                           December 31, 1997 and 1996

1.   Summary of Significant Accounting Policies (continued)

     Use of Estimates

          The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

     Advertising

          The Company follows the policy of charging the costs of advertising to expense as incurred. Advertising expense was $12,754 and $15,509 for the years ended December 31, 1997 and 1996, respectively.

2.   Restricted Deposits and Funded Reserves

          The Company has deposited with the lender the following amounts:

          Mortgagee escrow deposits                     1997           1996
          -------------------------                    -------       -------
          Mortgage and Property Insurance,
          Real estate taxes and special assessments    $66,022       $59,769
                                                       =======       =======

          An evaluation of the adequacy of certain escrow's is as follows:

          Estimated amount required as of December 31, 1997 for future payment of:

                                                         1997            1996
                                                       -------         -------
          Property insurance                           $22,501         $21,316
          Mortgage insurance                            29,691          29,846
                                                       -------         -------
                                                        52,192          51,162
          Total confirmed by mortgagee                  66,022          59,769
                                                       -------         -------
          Amount on deposit in excess of
            estimated requirements                     $13,830         $ 8,607
                                                       =======         =======

3.   Tenant Security Deposits and Funded Reserves

           Tenant security deposits are held in a separate account in the name of the project. The total held in the account is $418 in excess of the deposits held for tenants.

                           WINDEMERE DEVELOPMENT, INC.
                          Notes to Financial Statements
                           December 31, 1997 and 1996

4.   Reserve for Replacements

          In accordance with the provisions of the Regulatory Agreement restricted cash is held by the mortgagee to be used for replacement of property with the approval of HUD as follows:

                                                        1997            1996
                                                      ---------       ---------
          Balance at beginning of year                $ 110,507       $  98,607
          Monthly deposits                               30,031          30,031
          Transfer                                      (95,948)        (22,070)
                                                      ---------       ---------
                                                         44,590         106,568
          Interest earned                                 2,894           3,939
                                                      ---------       ---------
                 Balance confirmed by mortgagee       $  47,484       $ 110,507
                                                      =========       =========

5.   Long-Term Liabilities

          Long-term debt at December 31, 1997 and 1996 consisted of the following obligations:

                                                        1997            1996
                                                      ---------       ---------
          Mortgage loan payable in
          monthly installments of
          $56,514 including interest
          at 8.02% and principal. The
          loan is due May 1, 2032 and
          is secured by a first
          mortgage on the land and
          buildings. The debt also
          includes a subordinated
          promissory note which
          provides that additional
          interest shall be payable
          semiannually in an amount
          that will provide a maximum
          cumulative yield
          (uncompounded) of 10.70% on
          the principal amount of the
          mortgage loan outstanding.
          The amounts for the years
          ending December 31, 1997 and
          1996 were $129,729 and
          $129,973, respectively (at
          1.60%) and are included in
          accrued interest payable.

          The subordinated promissory
          note is secured by a second
          mortgage on the land and
          buildings.                                    $7,915,895   $7,957,379

          Less current portion                              44,937       41,485
                                                        ----------   ----------
                                                        $7,870,958   $7,915,894
                                                        ==========   ==========

                           WINDEMERE DEVELOPMENT, INC.
                          Notes to Financial Statements
                           December 31, 1997 and 1996

5.   Long-Term Liabilities (continued)

           Maturities of debt are as follows:

                                                   1997                  1996
                                                ----------            ----------

          1997                                  $     --              $   41,485
          1998                                      44,937                44,937
          1999                                      48,676                48,676
          2000                                      52,727                52,727
          2001                                      57,114                57,114
          2002                                      61,867                  --
          Later years                            7,650,574             7,712,440
                                                ----------            ----------
                                                $7,915,895            $7,957,379
                                                ==========            ==========

6.   Accrued Real Estate Taxes

          Accrued real estate taxes at December 31, 1997 consist of the following:

     Description      Basis for          Period                       Amount
         of Tax        Accrual           Covered        Due Date      Accrued
     ----------      ------------     ------------      --------     --------
     Real estate     Second-half       January 1        June 21,     $50,825
     taxes and       due for 1998      to Decem-         1998
     special                          ber 31, 1997
     assessments

7.   Related Party Transactions

          The Apartments are managed by Gaddis Properties, Inc., a related entity controlled by Jerry A. Gaddis. Under the terms of the management agreement with Gaddis Properties, Inc., a management fee not in excess of 6% of cash basis rental revenue, is payable monthly for management services. The total management fees paid in 1997 were $87,351.

          The following summarizes other related party transactions for 1997:

     Related Party               Classification                      Amount
     -------------               --------------                     ---------
     C.G. Interiors, Inc.        Equipment lease                    $  12,877
                                 Maintenance                            1,997
                                 Landscaping                            1,392
                                                                    ---------
                                                                       16,266

                           WINDEMERE DEVELOPMENT, INC.
                          Notes to Financial Statements
                           December 31, 1997 and 1996

7.   Related Party Transactions (continued)

     Carolyn Gaddis                Salaries and wages                    19,000

     Brian Gaddis                  Salaries and wages                    18,650
                                                                       ---------
           Total                                                       $  53,916
                                                                       =========

Profit and Loss                  Office of Housing
                          Federal Housing Commissioner

                                       OMB Approval No. 2502-0052 (Exp. 1/31/95)
--------------------------------------------------------------------------------
Public Reporting Burden for this collection of information is estimated to average 1.0 hours per response, including the time for reviewing instructions, searching existing data sources, gathering and maintaining the data needed, and completing and reviewing the collection of information. Send comments regarding this burden estimate or any other aspect of this collection of information, including suggestions for reducing this burden, to the Reports Management Office, Office of Information Policies and Systems, U.S. Department of Housing and Urban Development, Washington, D.C. 20410-3600 and to the Office of Management and Budget Paperwork Reduction Project (2502-0052), Washington, D.C. 20503. Do not send this completed form to either of these addresses.
--------------------------------------------------------------------------------
For Month Period                  Project Number:    Project Name:
Beginning:          Ending:
1-1-97              12-31-97      102-36628          Windemere Development, Inc.

---------------------------------------------------------------------------------------------------------------------------
Part I                         Description of Account                     Acct. No.         Amount
---------------------------------------------------------------------------------------------------------------------------
                    Apartments or Member Carrying Charges (Coops)          5120           $1,643,640
                    -------------------------------------------------------------------------------------------------------
                    Tenant Assistance Payments                             5121
                    -------------------------------------------------------------------------------------------------------
                    Furniture and Equipment                                5130
       Rental       -------------------------------------------------------------------------------------------------------
       Income       Stores and Commercial                                  5140
        5100        -------------------------------------------------------------------------------------------------------
                    Garage and Parking Spaces                              5170
                    -------------------------------------------------------------------------------------------------------
                    Flexible Subsidy Income                                5180
                    -------------------------------------------------------------------------------------------------------
                    Miscellaneous (specify)                                5190
                    -------------------------------------------------------------------------------------------------------
                    Total Rent Revenue Potential at 100% Occupancy                                            $ 1,643,640
---------------------------------------------------------------------------------------------------------------------------
                    Apartments                                             5220             (187,789)
                    -------------------------------------------------------------------------------------------------------
                    Furniture and Equipment                                5230
                    -------------------------------------------------------------------------------------------------------
                    Stores and Commercial                                  5240
     Vacancies      -------------------------------------------------------------------------------------------------------
        5200        Garage and Parking Spaces                              5270
                    -------------------------------------------------------------------------------------------------------
                    Miscellaneous (specify)                                5290
                    -------------------------------------------------------------------------------------------------------
                    Total Vacancies                                                                              (187,789)
                    -------------------------------------------------------------------------------------------------------
                    Net Rental Revenue Rent Revenue Less Vacancies                                             $1,455,851
---------------------------------------------------------------------------------------------------------------------------
                    Elderly and Congregate Services Income -- 5300
                    -------------------------------------------------------------------------------------------------------
                    Total Service Income (Schedule Attached)               5300
---------------------------------------------------------------------------------------------------------------------------
                    Interest Income -- Project Operations                  5410
                    -------------------------------------------------------------------------------------------------------
                    Income from Investments -- Residual Receipts           5430
     Financial      -------------------------------------------------------------------------------------------------------
      Revenue       Income from Investments -- Reserve for Replacement     5440           $    2,893
        5400        -------------------------------------------------------------------------------------------------------
                    Income from Investments -- Miscellaneous               5490           $    3,507
                    -------------------------------------------------------------------------------------------------------
                    Total Financial Revenue                                                                   $     6,400
---------------------------------------------------------------------------------------------------------------------------
                    Laundry and Vending                                    5910
                    -------------------------------------------------------------------------------------------------------
                    NSF and Late Charges                                   5920
                    -------------------------------------------------------------------------------------------------------
                    Damages and Cleaning Fees                              5930
       Other        -------------------------------------------------------------------------------------------------------
      Revenue       Forfeited Tenant Security Deposits                     5940
        5900        -------------------------------------------------------------------------------------------------------
                    Other Revenue (specify)                                5990
                    -------------------------------------------------------------------------------------------------------
                    Total Other Revenue
                    -------------------------------------------------------------------------------------------------------
                    Total Revenue                                                                             $ 1,462,251
---------------------------------------------------------------------------------------------------------------------------
                    Advertising                                            6210           $   12,754
                    -------------------------------------------------------------------------------------------------------
                    Other Administrative Expense                           6250
                    -------------------------------------------------------------------------------------------------------
                    Office Salaries                                        6310           $   71,851
                    -------------------------------------------------------------------------------------------------------
                    Office Supplies                                        6311           $    9,472
                    -------------------------------------------------------------------------------------------------------
                    Office or Model Apartment Rent                         6312
                    -------------------------------------------------------------------------------------------------------
                    Management                                             6320           $   87,351
                    -------------------------------------------------------------------------------------------------------
   Administrative   Manager or Superintendent Salaries                     6330
     Expenses       -------------------------------------------------------------------------------------------------------
     6200/6300      Manager or Superintendent Rent Free Unit               6331
                    -------------------------------------------------------------------------------------------------------
                    Legal Expenses (Project)                               6340           $    4,262
                    -------------------------------------------------------------------------------------------------------
                    Auditing Expenses (Project)                            6350           $    5,250
                    -------------------------------------------------------------------------------------------------------
                    Bookkeeping Fees/Accounting Services                   6351           $    8,543
                    -------------------------------------------------------------------------------------------------------
                    Telephone and Answering Service                        6360           $   13,369
                    -------------------------------------------------------------------------------------------------------
                    Bad Debts                                              6370
                    -------------------------------------------------------------------------------------------------------
                    Miscellaneous Administrative Expenses (specify)        6390           $   11,026
                    -------------------------------------------------------------------------------------------------------
                    Total Administrative Expenses                                                             $   223,878
---------------------------------------------------------------------------------------------------------------------------
                    Fuel Oil/Coal                                          6420           $    4,383
                    -------------------------------------------------------------------------------------------------------
      Utilities     Electricity (Light and Misc. Power)                    6450           $   15,878
       Expenses     -------------------------------------------------------------------------------------------------------
        6400        Water                                                  6451           $   26,044
                    -------------------------------------------------------------------------------------------------------
                    Gas                                                    6452           $    1,833
                    -------------------------------------------------------------------------------------------------------
                    Sewer                                                  6453
                    -------------------------------------------------------------------------------------------------------
                    Total Utilities Expenses                                                                  $    48,138
---------------------------------------------------------------------------------------------------------------------------

*All amounts must be rounded to the nearest dollar;        form HUD-92410 (7/91)
$.50 and over, round up -- $.49 and below, round down.       ref Handbook 4370 2

---------------------------------------------------------------------------------------------------------------------------
Part I                         Description of Account                     Acct. No.         Amount
---------------------------------------------------------------------------------------------------------------------------
                    Janitor and Cleaning Supplies                          6515           $   31,353
                    -------------------------------------------------------------------------------------------------------
                    Janitor and Cleaning Contract                          6517           $    6,024
                    -------------------------------------------------------------------------------------------------------
                    Exterminating Payroll/Contract                         6519
                    -------------------------------------------------------------------------------------------------------
                    Exterminating Supplies                                 6520           $       33
                    -------------------------------------------------------------------------------------------------------
                    Garbage and Trash Removal                              6525           $    9,745
                    -------------------------------------------------------------------------------------------------------
                    Security Payroll/Contract                              6530           $    1,622
                    -------------------------------------------------------------------------------------------------------
                    Grounds Payroll                                        6535           $   16,151
                    -------------------------------------------------------------------------------------------------------
                    Grounds Supplies                                       6536           $    9,268
                    -------------------------------------------------------------------------------------------------------
                    Grounds Contract                                       6537           $   17,476
   Operating and    -------------------------------------------------------------------------------------------------------
    Maintenance     Repairs Payroll                                        6540
      Expenses      -------------------------------------------------------------------------------------------------------
        6500        Repairs Material                                       6541           $   52,407
                    -------------------------------------------------------------------------------------------------------
                    Repairs Contract                                       6542           $   71,854
                    -------------------------------------------------------------------------------------------------------
                    Elevator Maintenance/Contract                          6545
                    -------------------------------------------------------------------------------------------------------
                    Heating/Cooling Repairs and Maintenance                6546
                    -------------------------------------------------------------------------------------------------------
                    Swimming Pool Maintenance/Contract                     6547           $    3,868
                    -------------------------------------------------------------------------------------------------------
                    Snow Removal                                           6548           $      655
                    -------------------------------------------------------------------------------------------------------
                    Decorating Payroll/Contract                            6560
                    -------------------------------------------------------------------------------------------------------
                    Decorating Supplies                                    6561           $       58
                    -------------------------------------------------------------------------------------------------------
                    Other                                                  6570           $    2,334
                    -------------------------------------------------------------------------------------------------------
                    Miscellaneous Operating and Maintenance Expenses       6590           $    1,895
                    -------------------------------------------------------------------------------------------------------
                    Total Operating and Maintenance Expenses                                                  $   224,743
---------------------------------------------------------------------------------------------------------------------------
                    Real Estate Taxes                                      6710           $   92,716
                    -------------------------------------------------------------------------------------------------------
                    Payroll Taxes (FICA)                                   6711           $    5,585
                    -------------------------------------------------------------------------------------------------------
                    Miscellaneous Taxes, Licenses and Permits              6719           $    1,270
                    -------------------------------------------------------------------------------------------------------
       Taxes        Property and Liability Insurance (Hazard)              6720           $   27,036
        and         -------------------------------------------------------------------------------------------------------
     Insurance      Fidelity Bond Insurance                                6721
        6700        -------------------------------------------------------------------------------------------------------
                    Workmen's Compensation                                 6722           $      114
                    -------------------------------------------------------------------------------------------------------
                    Health Insurance and Other Employee Benefits           6723           $      304
                    -------------------------------------------------------------------------------------------------------
                    Other Insurance (specify)                              6729
                    -------------------------------------------------------------------------------------------------------
                    Total Taxes and Insurance                                                                 $   127,025
---------------------------------------------------------------------------------------------------------------------------
                    Interest on Bonds Payable                              6810
                    -------------------------------------------------------------------------------------------------------
                    Interest on Mortgage Payable                           6820           $  763,208
                    -------------------------------------------------------------------------------------------------------
      Financial     Interest on Notes Payable (Long-Term)                  6830
      Expenses      -------------------------------------------------------------------------------------------------------
        6800        Interest on Notes Payable (Short-Term)                 6840
                    -------------------------------------------------------------------------------------------------------
                    Mortgage Insurance Premium/Service Charge              6850           $   59,226
                    -------------------------------------------------------------------------------------------------------
                    Miscellaneous Financial Expenses                       6890           $      146
                    -------------------------------------------------------------------------------------------------------
                    Total Financial Expenses                                                                  $   822,580
---------------------------------------------------------------------------------------------------------------------------
                    Total Service Expenses -- Schedule Attached            6900
                    -------------------------------------------------------------------------------------------------------
     Elderly &      Total Cost of Operations Before Depreciation                                              $(1,446,364)
     Congregate     -------------------------------------------------------------------------------------------------------
      Service       Profit (Loss) Before Depreciation                                                         $    15,887
      Expenses      -------------------------------------------------------------------------------------------------------
        7100        Depreciation (Total) -- 660 (specify)                  6600                               $   219,337
                    -------------------------------------------------------------------------------------------------------
                    Operating Profit or (Loss)                                                                $  (203,450)
---------------------------------------------------------------------------------------------------------------------------
                    Officer Salaries                                       7100
                    -------------------------------------------------------------------------------------------------------
    Corporate or    Legal Expenses (Entity)                                7120
      Mortgagor     -------------------------------------------------------------------------------------------------------
       Entity       Taxes (Federal-State-Entity)                        7130-32
      Expenses      -------------------------------------------------------------------------------------------------------
        7100        Other Expenses (Entity)                                7190
                    -------------------------------------------------------------------------------------------------------
                    Total Corporate Expenses
                    -------------------------------------------------------------------------------------------------------
                    Net Profit or (Loss)                                                                      $  (203,450)
---------------------------------------------------------------------------------------------------------------------------

Warning: HUD will prosecute false claims and statements. Conviction may result in criminal and/or civil penalties. (18 U.S.C. 1001, 1010, 1012: 31 U.S.C. 3729,
3802)

Miscellaneous or other Income and Expense Sub-account Groups. If miscellaneous or other income and/or expense sub-accounts (5190, 5290, 5490, 5990, 6390, 6590, 6729, 5890, and 7190) exceed the Account Grouping by 10% or more, attach a separate schedule describing or explaining the miscellaneous income or expense.

---------------------------------------------------------------------------------------------------------------------------
Part II
---------------------------------------------------------------------------------------------------------------------------
1.   Total  principal  payments  required  under the mortgage,  even if payments under a Workout  Agreement are less or more than those  required  under the
     mortgage.                                                                                                $    44,937
---------------------------------------------------------------------------------------------------------------------------
2.   Replacement  Reserve  deposits  required  by the  Regulatory  Agreement  or
     Amendments  thereto,  even if  payments  may be  temporarily  suspended  or
     waived.                                                                                                  $    30,031
---------------------------------------------------------------------------------------------------------------------------
3.   Replacement  or Painting  Reserve  releases  which are  included as expense items on this Profit and Loss statement.
---------------------------------------------------------------------------------------------------------------------------
4.   Project  improvement  Reserve  Releases under the Flexible  Subsidy Program that are included as expense items on this Profit and Loss Statement.
---------------------------------------------------------------------------------------------------------------------------

                                                           form HUD-92410 (7/91)
                                                             ref Handbook 4370 2

                           WINDEMERE DEVELOPMENT, INC.
                          Statement of Profit and Loss
                                 Form HUD-92410
                                December31, 1997

                          Miscellaneous Account Detail


Income from investments - 5490:
 Related Mortgage Corp. -
  Yield Maintenance Escrow                                            $   1,065
 Southwest Securities, Inc.-
  Tenant Security Deposits                                                2,414
 Intrust Bank -
  Business Maximizer Account                                                 28
                                                                      ---------
                                                                      $   3,507
                                                                      =========

 Miscellaneous Administrative Expense - 6390:
  Leasing - furniture                                                 $  11,976
  Miscellaneous fee                                                          90
  Credit application fee                                                    145
  Donation                                                                  400
  Miscellaneous                                                          (1,585)
                                                                      ---------
                                                                      $  11,026
                                                                      =========

Depreciation - 6600:
 Depreciation - buildings and improvements                            $ 195,772
 Depreciation - furniture and equipment                                   7,046
 Amortization of loan costs                                              16,519
                                                                      ---------
                                                                      $ 219,337
                                                                      =========

See notes to financial statements

                                 U.S. DEPARTMENT OF HOUSING AND URBAN DEVELOPMENT
                                      HOUSING - FEDERAL HOUSING COMMISSIONER
                              OFFICE OF MULTIFAMILY HOUSING MANAGEMENT AND OCCUPANCY

                                   COMPUTATION OF SURPLUS CASH, DISTRIBUTION AND
                                                 RESIDUAL RECEIPTS

-----------------------------------------------------------------------------------------------------------------
PROJECT NAME                                             FISCAL PERIOD ENDED:   PROJECT NUMBER

     Windmere Development, Inc.                                12/31/97            102-36628
-----------------------------------------------------------------------------------------------------------------
                                           PART A - COMPUTE SURPLUS CASH
-----------------------------------------------------------------------------------------------------------------
CASH                1.   Cash (Accounts 1110, 1120, 1191, 1192)                $    156,938
                   ----------------------------------------------------------------------------------------------
                    2.   Tenant subsidy vouchers due for period covered
                         by financial statement
                   ----------------------------------------------------------------------------------------------
                    3.   Other (described)
                   ----------------------------------------------------------------------------------------------
                               (a) Total Cash (Add Lines 1, 2, and 3)                               $    156,938
-----------------------------------------------------------------------------------------------------------------
  CURRENT           4.   Accrued mortgage interest payable                     $     52,180
OBLIGATIONS        ----------------------------------------------------------------------------------------------
                    5.   Delinquent mortgage principal payments
                   ----------------------------------------------------------------------------------------------
                    6.   Delinquent deposits to reserve for replacements
                   ----------------------------------------------------------------------------------------------
                    7.   Accounts payable (due within 30 days)                 $      5,051
                   ----------------------------------------------------------------------------------------------
                    8.   Loans and notes payable
                         (due within 30 days)
                   ----------------------------------------------------------------------------------------------
                    9.   Deficient Tax Insurance or MIP Escrow Deposits
                   ----------------------------------------------------------------------------------------------
                   10.   Accrued expenses (not escrowed)
                   ----------------------------------------------------------------------------------------------
                   11.   Prepaid Rents (Account 2210)
                   ----------------------------------------------------------------------------------------------
                   12.   Tenant security deposits liability (Account 2191)     $     44,277
                   ----------------------------------------------------------------------------------------------
                   13.   Other (Described)
                   ----------------------------------------------------------------------------------------------
                              (b) Less Total Current Obligations (Add Lines 4 through 13)           $    101,508
                   ----------------------------------------------------------------------------------------------
                              (c) Surplus Cash (Deficiency)(Line (a) minus Line (b))                $     55,430
-----------------------------------------------------------------------------------------------------------------
                PART B - COMPUTE DISTRIBUTIONS TO OWNERS AND REQUIRED DEPOSIT TO RESIDUAL RECEIPTS
-----------------------------------------------------------------------------------------------------------------
     1.  Surplus Cash                                                                               $     55,430
-----------------------------------------------------------------------------------------------------------------
LIMITED             2a.  Annual Distribution Earned During Final Period
DIVIDEND                 Covered by the Statement
PROJECTS           ----------------------------------------------------------------------------------------------
                    2b.  Distribution Accrued and Unpaid as of the
                         End of the Prior Fiscal Period
                   ----------------------------------------------------------------------------------------------
                    2c.  Distributions Paid During Fiscal Period Covered
                         by Statement
                   ----------------------------------------------------------------------------------------------
                    3.   Amount to be Carried on Balance Sheet as Distribution
                         Earned but Unpaid (Line 2a plus 2b minus 2c)
-----------------------------------------------------------------------------------------------------------------
     4.  Amount Available for Distribution During Next Fiscal Period                                $     55,430
-----------------------------------------------------------------------------------------------------------------
     5.  Deposit Due Residual Receipts
         (Must be deposited with Mortgage within 60 days after Fiscal Period ends)
-----------------------------------------------------------------------------------------------------------------
                       PREPARED BY                                               REVIEWED BY
-----------------------------------------------------------------------------------------------------------------
LOAN TECHNICIAN                                           LOAN SERVICER

-----------------------------------------------------------------------------------------------------------------
DATE                                                      DATE

-----------------------------------------------------------------------------------------------------------------
                                          (See Reverse for Instructions)

                                                               HUD-93486 (12-80)

                           WINDEMERE DEVELOPMENT, INC.
                      Statement of Changes in Fixed Assets
                          Year Ended December 31, 1997

                                                   Assets
                             -------------------------------------------------
                               Balance                               Balance
                              January 1,                           December 31,
                                1997      Additions    Deductions      1997
                             ----------   ----------   ----------   ----------
Land .....................   $  684,376   $     --     $            $  684,376
Special assessments ......       34,257        8,916                    43,173
Buildings and improvements    7,744,800       36,184                 7,780,984
Furniture and equipment ..       57,814        4,313                    62,127
                             ----------   ----------   ----------   ----------
                             $8,521,247   $   49,413   $     --     $8,570,660
                             ==========   ==========   ==========   ==========


                                            Accumulated Depreciation
                             -------------------------------------------------      Net
                               Balance                               Balance     Book Value
                              January 1,    Current                 December 31, December 31,
                                1997      Provisions   Deductions      1997         1997
                             ----------   ----------   ----------   ----------   ----------
Land .....................   $            $            $            $            $  684,376
Special assessments ......                                                           43,173
Buildings and improvements      915,628      195,772                 1,111,400    6,669,584
Furniture and equipment ..       25,081        7,046                    32,127       30,000
                             ----------   ----------   ----------   ----------   ----------
                             $  940,709   $  202,818   $     --     $1,143,527   $7,427,133
                             ==========   ==========   ==========   ==========   ==========


See notes to financial statements

                           WINDMERE DEVELOPEMNT, INC.
                     Statement of Receipts and Disbursements
                            HUD Project No. 102-36628
                              Windemere Apartments
                          Year Ended December 31, 1997


Source of funds:
   Operations:
    Revenues:
      Rental income                                  $ 1,463,016
      Interest income                                      6,400      1,469,416
                                                     -----------

   Expenses:
      Administrative expenses                             47,051
      Management fees                                     81,500
      Operating expenses                                  72,239
      Payrolls                                            88,002
      Maintenance expenses                               203,305
      Taxes, real estate                                  93,385
      Taxes, other                                         6,021
      Insurance                                           27,454
      Mortgage insurance premium                          59,382
      Interest on mortgage loan                          700,597      1,378,936
                                                     -----------    -----------
   Cash provided by operations before amortization                       90,480
   Amortization of mortgage                                              41,484
                                                                    -----------
   Cash provided by operations after debt service                        48,996

   Other:
    Distribution to shareholder                                          11,669
                                                                    -----------
                                                                         37,327
Application of funds:
   Reserve for replacements - expended                   (63,023)
   Tenant security deposits - refunded                    (3,586)
   Increase in taxes and insurance escrow                  6,253
   Increase in accounts receivable, related party          1,889
   Purchase of furnishings and equipment                  49,413
   Increase in tenant security deposits                   (8,277)
   Decrease in rent receivable                            (1,220)       (18,551)
                                                     -----------    -----------
Increase in cash                                                         55,878
Unrestricted cash at beginning of year                                   56,365
                                                                    -----------
Unrestricted cash at end of year                                    $   112,243
                                                                    ===========


See notes to financial statements

                           WINDEMERE DEVELOPMENT, INC.
                    Schedule of Findings and Questioned Costs
                                December 31, 1997

1.   Segregation of Duties:

     Condition: Receipt of cash, preparation of checks and control over accounting record reconciliation functions are performed by two people most of the time.

     Criteria: Proper internal controls would have each function performed by a different individual.

     Effect: The effect, although not measurable, is a reduction in the internal control structure.

     Recommendation: As the Company grows and adds additional personnel, we recommend the separation of the above duties accordingly.

     Response: The Company concurs with the recommendation. Such personnel will be added as the Company grows.

2.   Undocumented disbursements:

     Condition: Disbursements totaling $6,745 recorded as contract labor for painting did not have documentation supporting the transactions.

     Criteria: Proper documentation of disbursements should be maintained for all such transactions with the Company maintaining a vendor invoice in their records.

     Recommendation: A vendor invoice be obtained from contract laborers when possible.

     Response: The Company recognized the need to obtain vendor invoices for contracted laborers however, this is not always possible.

                                           WINDEMERE DEVELOPMENT, INC.
                                               Other HUD Schedules
                                                December 31, 1997

Schedule of Identity of Interest Firms and Activities:

            Company or Person                                      Service                             Amount
------------------------------------------               ----------------------------              --------------
Gaddis Properties, Inc.                                  Management                                      $ 87,351

C.G. Interiors, Inc.                                     Equipment lease                                   12,877
                                                         Maintenance                                        1,997
                                                         Landscaping                                        1,392
                                                                                                   --------------
                                                                                                           16,266

Carolyn Gaddis                                           Salary                                            19,000

Brian Gaddis                                             Salary                                            18,650

Schedule of Accrued Taxes:
  See Note 6 to Financial Statements.

Schedule of Unauthorized Distributions of Project Income:
  Jerry Gaddis                                                                                             11,669

Audit Firm:
  Peterson, Peterson & Goss, L.C.
  P.O. Box 1259
  Wichita, KS 67201
  48-0542098
  John Goss

Schedule of Funds in Financial Institutions:
  Funds held by Mortgagor, regular operating account:
    Intrust Bank, N.A., checking - confirmed 2-12-98                                                       87,341
    Intrust Bank, N.A., money maximizer - confirmed 2-12-98                                                 1,256
                                                                                                   --------------
                                                                                                           88,597

Funds held by Mortgagor in Trust, Tenant Security Deposit:
  Southwest Securities, Inc., money market - confirmed 2-12-98                                             44,695
                                                                                                   --------------

          Funds held by mortgagor                                                                        $133,292
                                                                                                   ==============

                           WINDEMERE DEVELOPMENT, INC.
                               Other HUD Schedules
                                December 31, 1997

Funds held by Mortgagee, in trust:
  Tax, insurance and MIP Escrow                                                                          $ 66,022
  Replacement reserve                                                                                      47,484
  Cash escrow                                                                                              23,546
                                                                                                   --------------
          Funds held by mortgagee confirmed by Related Mortgage
            Corporation 2-16-98                                                                          $137,052
                                                                                                   ==============

Corrective Action Plan:
  The Company did not change any internal control policies in conjunction with the material weakness.

See notes to financial statements.